Exhibit 99.1

CITADEL SECURITY SOFTWARE ANNOUNCES RECORD PRELIMINARY FIRST QUARTER REVENUE

Company Expects Q1 Revenue of $5.4 Million; Order Backlog Increases Expectation for Strong Fiscal 2006 Growth

DALLAS, TX, APRIL 5, 2006 -- Citadel Security Software Inc. (NASDAQ: CDSS), a leader in enterprise vulnerability management and policy compliance solutions, announced today record first quarter preliminary revenue of $5.4 million for the period ending March 31, 2006, at the top of the revenue guidance the company had previously provided. Typically, the first quarter is a seasonally slower period for Citadel. The firm generated revenue of $1.7 million in the first quarter of fiscal 2005.

In addition to the increase in revenue, Citadel announced that its order backlog was $1.7 million, an increase of $400,000 from the fourth quarter of 2005, when Citadel reported quarterly revenue of $3.7 million. Deferred revenue of $5.7 million also increased from the fourth quarter of 2005, when it was $5.1 million; and from the first quarter of fiscal 2005, when Citadel had deferred revenue of $3.8 million.

"The transition we made in our business model in early 2005 has begun to drive results, based upon the increase in the number and size of the orders from the commercial and government sectors," said Steven B. Solomon, CEO of Citadel Security Software Inc. "We believe through the growing demand for Hercules(R), our vulnerability management and policy compliance solution, from both small and large commercial customers, as well as our aggressive cost reduction initiatives that we are well positioned to drive strong results in fiscal 2006."

The Company expects to report first quarter results on Wednesday, April 26, 2006. Mr. Solomon and Richard Connelly, CFO, will host a conference call and live Webcast at 4:30 p.m. Eastern Time on that date. Interested participants may call 866.700.5192 when calling within the United States or 617.213.8833 when calling internationally. Please reference Conference I.D. Number 97300139. This call is being webcast by CCBN and will be available from the Investor Relations section of the company's corporate website or by going directly to http://www.Citadel.com/1q06webcast/ and via replay beginning two hours after the completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).


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ABOUT CITADEL SECURITY SOFTWARE INC.

Citadel Security Software Inc. delivers security solutions that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. Citadel solutions are used across the Department of Defense, at the Department of Veterans Affairs, and within other government and commercial organizations. For more information on Citadel, visit http://www.citadel.com, or call 888-8CITADEL.
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SAFE HARBOR/FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: the economic and geopolitical environment; changes in the information technology spending trends; the uncertainty of funding of government and corporate information technology security projects; the variability of the product sales cycle, including longer sales cycles for government and large commercial contracts; the uncertainty that the company's prospective deals will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; a lack of Citadel operating history; uncertainty of product development and acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the company's industry; the effects of inflation; changes in laws and regulations; changes in the company's business plans, including shifts to new pricing models that may cause delays in licenses; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; the company's ability to attract and retain qualified personnel; and the potential for adjustments to the amounts in previously presented unaudited financial tables as a result of the completion of the audit process. For a discussion of these and other risk factors, see the company's Annual Report on Form 10 for the year ended December 31, 2005. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward- looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software.